First PacTrust Bancorp Completes Acquisition of Gateway Business Bank

IRVINE, California, August 20, 2012 — First PacTrust Bancorp, Inc. (Nasdaq: BANC) (“First PacTrust”), the multi-bank holding company for PacTrust Bank and Beach Business Bank, announced today the closing of its acquisition of Gateway Business Bank (“Gateway”).  Total consideration for the acquisition was $15.5 million, or approximately 60% of Gateway’s tangible common equity as of June 30, 2012.

Immediately following the closing, Gateway was merged into PacTrust Bank, a subsidiary of First PacTrust, and each of its branches opened today as branches of PacTrust Bank.  As a result of the merger, Mission Hills Mortgage Bankers (a division of Gateway), including its 22 loan production offices in California, Arizona, Oregon and Washington, became a division of PacTrust Bank.  “We are excited about completing the merger of Gateway and PacTrust Bank and welcome our new customers to our strong and growing bank,” said Gregory Mitchell, CEO of PacTrust Bank.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the holding company of PacTrust Bank and Beach Business Bank, which operate branch locations in Los Angeles, Orange, San Diego and Riverside counties.  PacTrust Bank gives customers convenient account access choices through 30,000 surcharge-free ATM locations nationwide, as well as mobile, online and telephone banking.  In addition to providing a full range of consumer and business deposit and loan services, PacTrust is one of the few institutions that offer free checking, maintaining a client focused reputation built on its four core principles of service, choice, value and trust. Including its recently completed acquisition of Beach Business Bank and the completion of the Gateway acquisition today, First PacTrust will have approximately $1.6 billion in assets and operate a total of 19 banking offices and 23 loan production offices in California, Arizona, Oregon and Washington.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in First PacTrust’s filings with the Securities and Exchange Commission. Risks and uncertainties related to First PacTrust include, but are not limited to, (1) the process of converting and re-opening Gateway’s branch operations as PacTrust Bank branches;  (2) risks that the acquisitions of Beach Business Bank and Gateway will disrupt current plans and operations and the potential difficulties in employee retention as a result of these transactions; (3) the amount of the costs, fees, expenses and charges related to these transactions; (4) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (5) continuation of the historically low short-term interest rate environment; (6) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (7) increased levels of non-performing and repossessed assets that may result in future losses; (8) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (9) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (10) the results of regulatory examinations; and (11) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Contact:

Media Inquiries:

PondelWilkinson

George Medici
310-279-5968
gmedici@pondel.com

or

Investor Relations Inquiries:

First PacTrust Bancorp, Inc.
Gregory A. Mitchell, CEO
(949) 236-5200
investor.relations@pactrustbank.com